Exhibit 1.1(b)

UNDERWRITING AGREEMENT

January 28, 2015

Gold Standard Ventures Corp.

Suite 610

815 West Hastings Street

Vancouver, British Columbia V6C 1B4

Ladies/Gentlemen:

In furtherance of a letter agreement dated January 26, 2015 (the “Letter Agreement”) between Gold Standard Ventures Corp. (the “Company” or “Gold Standard”) and Macquarie Capital Markets Canada Ltd. (the “Lead Underwriter”), the Company agreed to, among other things, appoint the Lead Underwriter as lead underwriter and book-running manager for the Company for the purpose of offering for sale, on an underwritten basis, 17,000,000 common shares (the “Underwritten Shares”) at a price of US$0.47 per Underwritten Share. In addition, the Company grants the right to the Underwriters (as defined below) to acquire 2,550,000 additional common shares (the “Option Shares”; the Option Shares together with the Underwritten Shares being hereinafter referred to as the “Shares”) at a price of US$0.47 per Option Share. The offering of the Shares described in this Agreement is hereinafter referred to as the “Offering”. Accordingly, subject to the terms and conditions herein contained, the Company hereby appoints the Lead Underwriter together with the other underwriters named in Schedule C to this Agreement (the “Underwriters”) as underwriters for the Offering.

The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Lead Underwriter hereinbefore mentioned) named in Schedule C hereto. All of the obligations of the Underwriters hereunder are several and not joint nor joint and several.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement under the United States Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), on Form F-3 (Registration No. 333-196751) on June 13, 2014, providing for the registration of up to US$50,000,000 of common shares, warrants to purchase common shares, share purchase contracts, subscription receipts and units of the Company.  Such registration statement, including the exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, became effective pursuant to Rule 461 under the 1933 Act on July 31, 2014.  Such registration statement at any given time, as amended to such time, including any exhibits and all documents incorporated therein by reference, and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act and 1933 Act Regulations, is referred to herein as the “Registration Statement”.  The base prospectus, dated July 31, 2014, including all documents incorporated therein by reference, contained in the Registration Statement at the time it became effective, with such additions thereto and deletions therefrom as permitted by Rule 424(b) under the 1933 Act, is referred to herein as the “U.S. Base Prospectus”.  The preliminary prospectus supplement relating to the Shares filed with the Commission on January 26, 2015 pursuant to Rule 424(b) under the 1933 Act (the “U.S. Preliminary Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Preliminary Prospectus”.  The prospectus supplement relating to the Shares, to be filed with the Commission on or about January 28, 2015 pursuant to Rule 424(b) under the 1933 Act (the “U.S. Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Prospectus”.  The U.S. Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Pricing Prospectus”.  Any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus and the information set forth in Schedule D-2, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”.  Any reference herein to the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form F-3 that were filed with the Commission on or before the date of such U.S. Preliminary Prospectus, Pricing Prospectus or U.S. Prospectus, as the case may be, and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations; and any reference herein to any “amendment” or “supplement” to the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Commission after the date of such U.S. Preliminary Prospectus, Pricing Prospectus or U.S. Prospectus, as the case may be, which is incorporated in the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus by reference or is otherwise deemed to be a part of or included in the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus by the 1933 Act Regulations.

All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company has prepared and filed a preliminary short form base shelf prospectus dated June 13, 2014 (the “Preliminary Base Shelf Prospectus”) and a final short form base shelf prospectus dated June 23, 2014 (the “Final Base Shelf Prospectus”) in respect of up to US$50,000,000 of common shares, warrants, share purchase contracts, subscription receipts and units of the Company with the British Columbia Securities Commission as principal regulator and the Ontario Securities Commission as the non-principal regulator (the “Reviewing Authorities”) and the Canadian securities commission (together with the Reviewing Authorities, the “Canadian Authorities”) in the Province of Alberta (together with the Provinces of British Columbia and Ontario, the “Canadian Jurisdictions”); and the British Columbia Securities Commission has issued a receipt under Multilateral Instrument 11-102 – Passport System (a “Receipt”) on behalf of the Canadian Authorities for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus.  The term “Canadian Base Prospectus” means the Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Reviewing Authorities issued a Receipt with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Canadian Jurisdictions (“Canadian Securities Laws”), including National Instrument 44-101 - Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”).  The term “Canadian Preliminary Prospectus” means the preliminary prospectus supplement (the “Canadian Preliminary Prospectus Supplement”) relating to the Offering, which excluded certain pricing information, filed with the Canadian Authorities on January 26, 2015, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. The term “Canadian Prospectus” means the prospectus supplement (the “Canadian Prospectus Supplement”) relating to the Offering, which includes the pricing information omitted from the Canadian Preliminary Prospectus, to be dated January 28, 2015 and filed with the Canadian Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus.

In this Agreement:

(a)	“amendment” has the meaning ascribed thereto in the third paragraph of this Agreement;

(b)	“Applicable Time” means 5:30 a.m. (Vancouver time) on January 28, 2015 or such other time as agreed to by the Company and the Lead Underwriter, on behalf of the Underwriters;

(c)	“Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia;

(d)	“Canadian Authorities” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(e)	“Canadian Base Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(f)	“Canadian Jurisdictions” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(g)	“Canadian Preliminary Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(h)	“Canadian Preliminary Prospectus Supplement” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

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(i)	“Canadian Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(j)	“Canadian Prospectus Supplement” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(k)	“Canadian Securities Laws” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(l)	“Closing” means the completion of the issue and sale by the Company of the Shares pursuant to this Agreement;

(m)	“Closing Date” has the meaning ascribed thereto in Section 3(d) of this Agreement;

(n)	“Closing Time” means 5:30 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Company and the Lead Underwriter, on behalf of the Underwriters, may agree;

(o)	“Commission” has the meaning ascribed thereto in the third paragraph of this Agreement;

(p)	“Common Shares” means the common shares in the capital of the Company;

(q)	“Communication” has the meaning ascribed thereto in Section 16(a) of this Agreement;

(r)	“Company” means Gold Standard Ventures Corp.;

(s)	“Distribution” means “distribution” of the Shares or “distribution to the public” of the Shares as those terms are defined in applicable securities legislation;

(t)	“EDGAR” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

(u)	“Environmental Authorities” means Governmental Authorities having jurisdiction under any Environmental Laws, including any department, commission, bureau, board, administrative agency or body of any applicable international, federal, provincial, state, municipal or local body;

(v)	“Environmental Laws” means all applicable international, federal, provincial, state, municipal and local treaties, conventions, laws, statutes, ordinances, by-laws, codes, regulations, and all policies, guidelines, standards, orders, directives and decisions rendered or promulgated by any ministry, department or administrative or regulatory agency or body whatsoever (including international organizations formed by or participated in by any national, provincial or state government or representatives thereof) relating to mining;

(w)	“Environmental Permits” means all permits, licenses and authorizations required under Environmental Laws in connection with the conduct and operation of the Gold Standard’s business;

(x)	“Exchanges” means the TSX Venture Exchange (referred to herein as the “TSXV”) and the NYSE MKT LLC (referred to herein as the “NYSE MKT”);

(y)	“Final Base Shelf Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(z)	“Final Filing Time” has the meaning ascribed thereto in Section 1(a) of this Agreement;

(aa)	“Financial Statements” means the financial statements included or incorporated by reference in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, and to be included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus, including, in each case, the notes thereto;

(bb)	“Financing Fee” has the meaning ascribed thereto in Section 3(b) of this Agreement;

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(cc)	“FINRA” means the Financial Industry Regulatory Authority, Inc.;

(dd)	“Gold Standard” means the Company and the Subsidiaries;

(ee)	“Governmental Authority” means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof;

(ff)	“Hazardous Substance” means any contaminant, pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, special waste, hazardous waste, hazardous material or hazardous substance as defined in or pursuant to any Environmental Laws, law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which the Gold Standard is bound or to which the Gold Standard is subject;

(gg)	“Indemnified Person” has the meaning ascribed thereto in Section 7(a) of this Agreement;

(hh)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433;

(ii)	“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors which is specified in Schedule D-1 hereto;

(jj)	“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

(kk)	“Lead Underwriter” means Macquarie Capital Markets Canada Ltd.;

(ll)	“Letter Agreement” has the meaning ascribed thereto in the first paragraph of this Agreement;

(mm)	“losses” has the meaning ascribed thereto in Section 7(a) of this Agreement;

(nn)	“Marketing Materials” has the meaning ascribed thereto in Section 1(n) of this Agreement;

(oo)	“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

(pp)	“Money Laundering Laws” has the meaning ascribed thereto in Section 2(jjj) of this Agreement;

(qq)	“NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects;

(rr)	“NI 52-109” means National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings;

(ss)	“OFAC” has the meaning ascribed thereto in Section 2(jjj) of this Agreement;

(tt)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(uu)	“Option Plan” has the meaning ascribed thereto in Section 2(kkk) of this Agreement;

(vv)	“Option Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ww)	“Permitted Free Writing Prospectus” has the meaning ascribed thereto in Section 3(e) of this Agreement;

(xx)	“Preliminary Base Shelf Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

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(yy)	“Pricing Disclosure Package” has the meaning ascribed thereto in the third paragraph of this Agreement;

(zz)	“Pricing Prospectus” has the meaning ascribed thereto in the third paragraph of this Agreement;

(aaa)	“Properties” means the Railroad-Pinion Project, CVN Project and Camp Douglas Project;

(bbb)	“Prospectuses” means the Canadian Prospectus and the U.S. Prospectus;

(ccc)	“Public Record” means any investor presentations used by the Company and the information circulars, material change reports, financial statements, management’s discussion and analysis, press releases, business acquisition reports, technical reports and other continuous disclosure documents filed on the Company’s website, with the Exchanges, with any applicable Canadian securities regulatory authority (including on SEDAR) or with the Commission (including on EDGAR) on or during the 12 months preceding the date hereof;

(ddd)	“Railroad-Pinion Project” means the Company’s early to intermediate stage gold exploration project located in Elko County, Nevada;

(eee)	“Receipt” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(fff)	“Registration Statement” has the meaning ascribed thereto in the third paragraph of this Agreement;

(ggg)	“Reviewing Authorities” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(hhh)	“Rule 433” means Rule 433 under the 1933 Act;

(iii)	“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended;

(jjj)	“Securities Commissions” means any securities commission or similar regulatory authority in Canada or the United States;

(kkk)	“Securities Laws” means, collectively, the applicable securities laws of the Offering jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, instruments, blanket orders, rulings and notices of the Securities Commissions;

(lll)	“SEDAR” has the meaning ascribed thereto in Section 2(d) of this Agreement;

(mmm)	“Settlement Date” has the meaning ascribed thereto in Section 3(d) of this Agreement;

(nnn)	“Settlement Time” means 5:30 a.m. (Vancouver time) on the Settlement Date or such other time on the Settlement Date as the Company and the Lead Underwriter, on behalf of the Underwriters, may agree;

(ooo)	“Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ppp)	“Shelf Procedures” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

(qqq)	“Subsidiaries” means JKR Gold Resources Inc., JKR Gold Resources (USA) Inc., JMD Exploration Corp. and Gold Standard Ventures (US) Inc.;

(rrr)	“supplement” has the meaning ascribed thereto in the third paragraph of this Agreement;

(sss)	“Supplementary Material” means collectively any amendment to the Canadian Prospectus or U.S. Prospectus, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under

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Canadian Securities Laws, the 1933 Act or the 1934 Act prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of Distribution of the Shares;

(ttt)	“this Agreement” or “the Agreement” means the agreement resulting from the acceptance by the Lead Underwriter, on behalf of the Underwriters, of the offer made by the Company by this letter;

(uuu)	“TSXV” means the TSX Venture Exchange;

(vvv)	“Underwriters” has the meaning ascribed thereto in second paragraph of this Agreement;

(www)	“Underwriters’ Counsel” means Borden Ladner Gervais LLP and Troutman Sanders LLP;

(xxx)	“Underwritten Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

(yyy)	“U.S. Base Prospectus” has the meaning ascribed thereto in the third paragraph of this Agreement;

(zzz)	“U.S. Preliminary Prospectus” has the meaning ascribed thereto in the third paragraph of this Agreement;

(aaaa)	“U.S. Preliminary Prospectus Supplement” has the meaning ascribed thereto in the third paragraph of this Agreement;

(bbbb)	“U.S. Prospectus” has the meaning ascribed thereto in the third paragraph of this Agreement;

(cccc)	“U.S. Prospectus Supplement” has the meaning ascribed thereto in the third paragraph of this Agreement;

(dddd)	“U.S. Securities Laws” means all applicable federal and state securities laws of the United States and all applicable rules and regulations promulgated thereunder, including but not limited to, the 1933 Act, the 1933 Act Regulations and the 1934 Act.

(eeee)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ffff)	“1933 Act” has the meaning ascribed thereto in the third paragraph of this Agreement;

(gggg)	“1933 Act Regulations” has the meaning ascribed thereto in the third paragraph of this Agreement; and

(hhhh)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Other words and phrases that are capitalized herein have the meanings ascribed thereto in this Agreement.

The following schedules are attached to and form part of this Agreement:

Schedule A	-	Form of Opinion of Canadian Counsel
Schedule B	-	Form of Opinion of U.S. Counsel
Schedule C	-	Underwriters
Schedule D	-	Issuer General Use Free Writing Prospectus and Pricing Information
Schedule E	-	Form of Lock Up Agreement

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TERMS AND CONDITIONS

SECTION 1. Covenants of the Company. The Company covenants with each Underwriter, as follows:

(a)          Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement. The Company will use commercially reasonable efforts to (1) as soon as possible and in any event no later than 2:30 p.m. (Vancouver time) on January 28, 2015 (the “Final Filing Time”), prepare and file with each Canadian Authority the Canadian Prospectus Supplement, and (2) prepare and file with the Commission the U.S. Prospectus Supplement within the time period prescribed by Rule 424 under the 1933 Act;

(b)          Compliance with Securities Regulations and Commission Requests. During the time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the 1933 Act Regulations or Canadian Securities Laws, the Company will notify the Lead Underwriter, on behalf of the Underwriters, promptly, in writing: (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Base Prospectus or the Canadian Base Prospectus or any amended U.S. Prospectus, amended U.S. Preliminary Prospectus, amended Pricing Prospectus, amended Issuer Free Writing Prospectus, amended Canadian Prospectus, or any other Supplementary Material shall have been filed, (ii) of any request by any Canadian Authority to amend or supplement the Canadian Prospectus, or for additional information, or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or the U.S. Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any of the U.S. Base Prospectus, the Canadian Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus, or the suspension of the qualification of the Shares or the Offering or sale in any jurisdiction, or the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (iv) of the issuance by any Canadian Authority or either Exchange of any order having the effect of ceasing or suspending the Distribution or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the Distribution or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(c)          Filing of Amendments. The Company will not at any time file or make any amendment or supplement to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Lead Underwriter, on behalf of the Underwriters, shall have objected (acting reasonably) promptly after reasonable notice thereof.

(d)          Delivery of Filed Documents. The Company has furnished or will deliver to each of the Underwriters a copy of the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.

(e)          Delivery of Prospectuses. The Company has furnished or will deliver to each Underwriter, without charge, as many copies of each U.S. Preliminary Prospectus Supplement, the Canadian Preliminary Prospectus Supplement, the U.S. Base Prospectus and the Canadian Base Prospectus (each as supplemented or amended) as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for the Offering and the purposes permitted by the 1933 Act, the 1933 Act Regulations and Canadian Securities Laws. The Company will deliver to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended), as such Underwriter may reasonably request.

(f)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and Canadian Securities Laws so as to permit the completion of the Distribution

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as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act, the 1933 Act Regulations and Canadian Securities Laws to be delivered in connection with offers and sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus in order that the Registration Statement, U.S. Base Prospectus, U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Base Prospectus or the Canadian Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, 1933 Act Regulations or Canadian Securities Laws, the Company will promptly notify the Lead Underwriter, on behalf of the Underwriters, and prepare and file with the Commission and with the Canadian Authorities, subject to Section 1(c) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the Pricing Disclosure Package, the U.S. Prospectus, the Canadian Base Prospectus or the Canadian Prospectus, as the case may be, comply with such requirements and the Company shall use its best efforts to have any such amendment declared effective, if applicable, as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the U.S. Base Prospectus, the U.S. Preliminary Prospectus, the Pricing Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Lead Underwriter, on behalf of the Underwriters, and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of section 12(a) of the 1933 Act and Rule 158 thereunder.

(h)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Disclosure Package, U.S. Prospectus, and the Canadian Prospectus under “Use of Proceeds.”

(i)          Restriction on Sale of Securities. During a period of 120 days from the date of this Agreement, the Company will not, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters (not to be unreasonably withheld), (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act or any prospectus under Canadian Securities Laws with respect to any of the foregoing, (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) any Common Shares issuable upon the conversion of securities or exercise of the warrants of the Company outstanding on the date hereof, (B) the Shares to be sold hereunder, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, including, without limitation, the Option Plan, and (D) any Common Shares issuable pursuant to other rights or agreements to which the Company is a party or otherwise bound as of the date hereof.

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(j)          Listing. The Company will use its commercially reasonable efforts to effect the listing of the Shares on the TSXV and NYSE MKT, to maintain the listing of the Shares on the NYSE MKT and TSXV for a period of two years, and will request to have the Shares listed as of the opening of trading on the Closing Date.

(k)          Reporting Requirements. The Company, during the period when the U.S. Preliminary Prospectus or the U.S. Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations or the 1934 Act in respect of the offer and sale of the Shares, will furnish or file all documents required to be furnished or filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)          Delivery of Documents at the time of filing of Canadian Prospectus Supplement and Pricing Prospectus. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of the Canadian Prospectus Supplement with the Canadian Authorities and the Pricing Prospectus with the Commission:

(i)          the comfort letter of its auditors, Davidson & Company LLP in Vancouver, British Columbia, Canada, referred to in Section 4(g) of this Agreement;

(ii)         evidence that the Company has applied for the conditional approval of the listing of the Shares; and

(iii)        evidence that the Company has applied to have the Shares listed on NYSE MKT at Closing.

(m)         Reporting Issuer. The Company will use its reasonable commercial efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default in the Canadian Jurisdictions pursuant to the requirements of the applicable Canadian Securities Laws to the date that is two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any corporate sale, merger or combination transaction;

(n)          Marketing Materials. Each of the Company and the Underwriters hereby approves the template version of the term sheet for the Offering agreed to between the parties (the “Marketing Materials”). The Marketing Materials will be incorporated by reference into the Canadian Prospectus and the Company agrees to promptly file the Marketing Materials with the Canadian Authorities, to the extent required.

(o)          Qualification of the Shares. The Company will arrange, if necessary, for qualification of the Shares for sale under the laws of such jurisdictions as the Lead Underwriter, on behalf of the Underwriters, may designate and will maintain such qualifications in effect so long as required for the Distribution; provided that in no event shall the Company be obliged to (a) qualify to do business in any jurisdiction where it is not now so qualified (b) file a registration statement, prospectus or similar disclosure document or otherwise become subject to continuous disclosure obligations in any jurisdiction other than the United States or the Canadian Jurisdictions or (c) take any action that would subject it to service of process in suits, other than those arising out of the Offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(p)          Compliance with Securities Laws. The Company has, and will, comply with all applicable Securities Laws (including Canadian Securities Laws) and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q)          No Stabilization or Manipulation. The Company will not take, and will cause its Subsidiaries not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

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(r)          Supplementary Material. The Company shall deliver to the Underwriters contemporaneously with or prior to the filing of any Supplementary Material with any Canadian Authority or the Commission a comfort letter from Davidson & Company LLP relating to financial information, if any, contained in the Supplementary Material that is incorporated or deemed to be incorporated by reference into the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Registration Statement in the form and substance of the comfort letter described in Section 1(l)(i) of this Agreement.

(s)          Changes. From the date of this Agreement until the end of the period of Distribution under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Lead Underwriter, on behalf of the Underwriters of:

(i)          any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

(ii)         any change in any fact contained in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or any Supplementary Material, which change is or may reasonably be expected to be of such a nature as to render the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or any Supplementary Material misleading or untrue in any material respect or result in a misrepresentation therein; or

(iii)        any change in applicable laws, materially and adversely affecting, or which may reasonably be expected to materially and adversely affect, the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, the Common Shares or the Distribution under the Canadian Prospectus or the U.S. Prospectus.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time, and as of each Settlement Time, to the extent applicable, and agrees with each Underwriter as follows:

(a)          the Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101, for use of a shelf prospectus under National Instrument 44-102 and for use of Form F-3 under the 1933 Act. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act, assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Canadian Preliminary Prospectus or U.S. Preliminary Prospectus, whichever applicable (which such most recent preliminary prospectus shall contain a price range, if so required by the 1933 Act), or the Canadian Prospectus or U.S. Prospectus, whichever applicable, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any Underwriter, or any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). The Registration Statement has been declared effective by the Commission, and at the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to the Closing Time or Settlement Time: (A) the Canadian Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Canadian Authorities; (B) the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (C) no order preventing or suspending the use of any U.S. Preliminary Prospectus, any U.S. Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, (D) the Registration Statement, and any amendment or

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supplement thereto, at the time each part thereof became effective pursuant to the 1933 Act Regulations, does not contain, and any amendment or supplement thereto, will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus constitutes, and each of the U.S. Prospectus, Canadian Prospectus, the Pricing Disclosure Package and any Supplementary Material or any amendment or supplement thereto will during the period of the Distribution constitute full, true and plain disclosure of all material facts relating to the Company and its Subsidiaries, considered as one enterprise, and the Shares, and, except that in relation to the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, the Lead Underwriter on behalf of the Underwriters acknowledges that, to the extent permitted by the 1933 Act and Canadian Securities Laws, the number of Shares disclosed as being offered pursuant thereto may change based upon the pricing of the Shares at the time of filing the U.S. Prospectus and the Canadian Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Lead Underwriter expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus and any Supplementary Material and the parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Underwriter consists solely of the information identified in the letter provided by the Lead Underwriter, on behalf of the Underwriters, to the Company as of the date hereof;

(b)          the Reviewing Authorities have issued Receipts dated June 13, 2014 with respect to the Preliminary Base Shelf Prospectus and dated June 24, 2014 with respect to the Canadian Base Prospectus, and no order suspending the distribution of any of the securities of the Company has been issued by the Canadian Authorities and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Canadian Authorities, and any request on the part of the Canadian Authorities for additional information has been complied with;

(c)          each document filed or to be filed with the Canadian Authorities and the Commission and incorporated by reference in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Registration Statement complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of Canadian Securities Laws, U.S. Securities Laws, and the Shelf Procedures and, when read together with the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, as the case may be, do not as of the date of the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and will not as of the date of the Canadian Prospectus or the U.S. Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)          since the time that the Reviewing Authorities issued a Receipt on behalf of the Canadian Authorities for the Canadian Base Prospectus and the time that the Commission declared the Registration Statement effective, no document with respect to the Canadian Base Prospectus, the Registration Statement, or the U.S. Base Prospectus, any amendment thereto or any document incorporated by reference therein, has been filed or transmitted for filing with the Canadian Authorities or the Commission by or on behalf of the Company, except (i) the Canadian Preliminary Prospectus Supplement and the U.S. Preliminary Prospectus Supplement and any Issuer Free Writing Prospectus in the form previously delivered to the Underwriters, and (ii) any document incorporated (or deemed to be incorporated) by reference in the Canadian Base Prospectus or incorporated by reference in the Canadian Prospectus Supplement and publicly available on the System for Electronic Document Analysis and Retrieval of the Canadian Authorities (“SEDAR”), (iii) any document furnished or filed on EDGAR and incorporated (or deemed to be incorporated) by reference into the Registration Statement, Pricing Disclosure Package or the U.S. Prospectus, and (iv) any other document copies of which have been provided or made available to the Underwriters;

(e)          the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Time and each Settlement Time, as applicable, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies, or will comply, in all

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material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, and does not, or will not, include information that conflicts with the information contained in the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made in this Section 2(e) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Underwriter expressly for use therein. The parties hereto agree that such information provided by the Lead Underwriter consists solely of the information identified in the letter provided by the Lead Underwriter, on behalf of the Underwriters, to the Company as of the date hereof;

(f)           the accountants who reported on and certified the financial statements included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, and the Canadian Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules of the Public Company Accounting Oversight Board and are independent with respect to the Company within the meaning of applicable Canadian Securities Laws;

(g)          the authorized, issued and outstanding share capital of the Company consists of an unlimited number of Common Shares of which only 123,739,878 Common Shares were issued and outstanding as fully paid and non-assessable and have been issued, in all material respects, in compliance with all applicable securities laws and in accordance with the Company’s organizing documents. None of the outstanding shares in the capital of the Company was issued in violation of any pre-emptive rights, resale rights, right of first refusal or similar rights;

(h)          Other than 16,953,248 Common Shares which are reserved for issuance upon conversion of outstanding convertible securities, there are no outstanding rights to acquire, or securities convertible into Common Shares as at the date hereof, and upon their issue, the Shares will not be subject to any pre-emptive right or other similar contractual right to acquire such securities granted by the Company or to which the Company is subject. Except as disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package as at the date thereof and as will be disclosed in the Canadian Prospectus and the U.S. Prospectus, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any of its Subsidiaries or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any of its Subsidiaries or any other security convertible into or exchangeable for any such shares or to require the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company or any of its Subsidiaries, as the case may be;

(i)           the Company is a valid and subsisting company duly incorporated and in good standing under the laws of British Columbia, and its only subsidiaries are the Subsidiaries, each of which has been duly organized and validly exists as a corporation, in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(j)           all of the issued and outstanding shares of capital stock or other voting equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The outstanding shares of capital stock or other voting equity interests of any Subsidiary were issued in compliance with all applicable Securities Laws and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights;

(k)          no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company

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any loans or advances to such Subsidiary from the Company or, subject to the proposed sale of the Company's non-core early exploration properties to Tanqueray Exploration Ltd. ("Tanqueray") as contemplated in that certain letter of intent dated May 29, 2014, as amended August 1, 2014, August 27, 2014, October 10 2014 and January 13, 2015, between the Company and Tanqueray (the "Tanqueray Transaction"), from transferring any of such Subsidiary’s property or assets to the Company or any Subsidiary of the Company;

(l)          the Company is a reporting issuer in good standing under the Securities Laws of the Provinces of British Columbia, Ontario and Alberta, and no material change relating to the Company has occurred with respect to which the requisite material change report has not been filed under any applicable Securities Laws in such Provinces and no such disclosure has been made on a confidential basis;

(m)         the outstanding Common Shares are currently listed and posted for trading on the Exchanges, and the Common Shares have been registered pursuant to section 12(b) of the 1934 Act. The Company is not in default, in any material respect, of any listing requirements of the Exchanges, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act or de-listing the Common Shares from the Exchanges, nor has the Company received any notification that any of the Qualifying Authorities, the Commission or the Exchanges is contemplating any such termination of registration or de-listing. The Company is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the Offering;

(n)          the TSXV has accepted notice of and conditionally approved the listing of the Shares (in the case of the TSXV) subject to completion of the steps to be taken and the filing of the documents set out in the conditional approval letter from the TSXV in respect of the Offering of the Shares contemplated herein and the Company has submitted an additional listing application for the Shares to the NYSE MKT, and, subject to receipt of listing approval for the Shares from the NYSE MKT prior to Closing, Gold Standard does not require any additional consents in connection with such Offering;

(o)          no current order ceasing or suspending trading in the securities of the Company or prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters and, to the best of the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

(p)          the Company has full corporate power and authority to undertake the Offering of and to issue the Shares and at the Closing Time, the Shares will be duly and validly created, authorized and issued as fully paid and non-assessable Common Shares. The Shares conform to all statements relating thereto contained in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and will conform to all statements relating thereto to be contained in the Canadian Prospectus and the U.S. Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares is not subject to any preemptive rights, resale rights, rights of first refusal or similar rights; and all corporate action required to be taken for the authorization, issuance, sale and delivery, as applicable, of the Shares has been validly taken;

(q)          Gold Standard has all necessary corporate power and capacity to own or lease its property and assets and to carry on its business as presently conducted and as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package;

(r)           all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(s)          the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder and the issuance, delivery and sale of the Shares do not and will not (whether after the passage of time or notice or both) result in:

(i)	the breach or violation of any of the provisions of, or constitute a default under, or a conflict with or cause the acceleration of, any obligation of the Company or any of its Subsidiaries under:

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(A)	any indenture, contract, mortgage, note, agreement (written or oral), lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it, or any of its Subsidiaries or its Properties are bound or affected;

(B)	any provision of the articles, notice of articles or resolutions of the board of directors (or any committee thereof) or shareholders of the Company;

(C)	any judgment, decree, order or award of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries;

(D)	any licence, permit, approval, consent or authorization issued to, held by or for the benefit of the Company or any of its Subsidiaries or necessary to the operation of their businesses as now conducted; or

(E)	any applicable law or statute, or any ordinance, rule, regulation, policy, order or ruling made thereunder; or

(ii)	the creation or imposition of any mortgage, lien, charge, pledge, hypothec, security interest, encumbrance, claim or other demand whatsoever on any of the property or assets of the Company or any of its Subsidiaries;

(t)          Gold Standard is the beneficial owner of or has the right to acquire the interests in, or has a valid leasehold interest in, the Properties, business and assets referred to in the Public Record and any and all agreements pursuant to which Gold Standard holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the Properties are in good standing in all material respects under the applicable statutes and regulations of the jurisdictions in which they are situated, except such as do not materially and adversely affect the value of such Properties, business or assets and do not materially interfere with the use made or proposed to be made of such Properties, business or assets by Gold Standard;

(u)          the Public Record: (i) is in all material respects accurate and omits no material facts, the omission of which would make the Public Record or any particulars therein misleading or incorrect at the time such statements were made; and (ii) does not include any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)          Gold Standard has been and is, and the business has been and is operated, in material compliance with all applicable Environmental Laws and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a material violation of or give rise to material liability under any applicable Environmental Laws;

(w)         Gold Standard has obtained all Environmental Permits required for the operation of its business, or any part thereof, as currently carried on. Each Environmental Permit is valid, subsisting and in good standing and Gold Standard is not in material default or breach of any Environmental Permit and no proceeding is pending or to the knowledge of Gold Standard, threatened to revoke, amend or limit any Environmental Permit;

(x)          Gold Standard has not used or permitted to be used any of its assets or facilities, whether owned, leased, occupied, controlled or licensed or which it owned, leased, occupied, controlled or licensed at any prior time, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance except in compliance, in all material respects, with the Environmental Permits and all applicable Environmental Laws;

(y)          Gold Standard has not received any notice of or been prosecuted for an offence alleging violation of or non-compliance with any Environmental Law, and none has settled any allegation of violation or non-compliance short of prosecution. Save and except as required by its current plan of operations for the Railroad-Pinion Project or any Environmental Permit, Gold Standard is not aware of any orders of Environmental Authorities relating to environmental matters requiring any work, repairs, construction or capital expenditures to be made with

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respect to the business or any property, facilities or assets (whether currently owned, leased, occupied, controlled or licensed or owned, leased, occupied, controlled or licensed at any time prior to the date hereof) of Gold Standard;

(z)          Gold Standard has not caused, allowed or permitted, or has any knowledge of, the release of any Hazardous Substance into the environment, in any manner whatsoever, or the presence of any Hazardous Substance on, under, around or from any of its Properties, facilities or other assets (whether owned, leased, occupied, controlled or licensed), or any property, facility or other asset which it owned, controlled, occupied, licensed or leased at any time prior to the date hereof, or any such release or presence on or from a property, facility or other asset owned, leased, occupied, managed, controlled or licensed by third parties but with respect to which Gold Standard is or may reasonably be alleged to have liability, except to the extent that any such release or presence could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Hazardous Substances used in whole or in part by Gold Standard or resulting from Gold Standard’s business have to the best of Gold Standard’s knowledge, been disposed of, treated or stored in compliance, in all material respects, with all Environmental Permits and all Environmental Laws;

(aa)        Gold Standard has not received any notice from any Environmental Authority that Gold Standard’s business or the operation of any of Gold Standard’s Properties, facilities or other assets is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the clean-up of any Hazardous Substances at, on or beneath any of its property, facilities or other assets (whether currently owned, leased, occupied, managed, controlled or licensed, or owned, leased, occupied, managed, controlled or licensed at any time prior to the date hereof), or at, on or beneath any other land or in connection with any waste or contamination migration to or from any of Gold Standard’s property, facilities or other assets;

(bb)        Gold Standard is not the subject of any international, foreign, federal, provincial, municipal or private action, suit, litigation, arbitration proceeding, governmental proceeding, or to the Company’s knowledge, investigation or claim involving a demand for damages or other potential liability with respect to violations of Environmental Laws or Environmental Permits;

(cc)        there are no actions, suits, proceedings, inquiries or investigations before or by any Governmental Authority pending or, to the knowledge of Gold Standard, threatened against or affecting Gold Standard or its business, operations or assets, liabilities (contingent or otherwise) capital prospects or condition (financial or otherwise), which is required to be disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or any Supplementary Material and which is not so disclosed or will not be so disclosed, which has or is likely to have a Material Adverse Effect, or which in any way affects or may affect the completion of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder;

(dd)       Gold Standard is not involved in any labour or employment dispute nor is any such dispute threatened;

(ee)        there are no judgments against Gold Standard which are unsatisfied, nor are there any consent decrees or injunctions to which Gold Standard is subject;

(ff)         the Company has complied and will comply materially with the requirements of all applicable corporate and Securities Laws including without limitation, the Securities Laws in relation to the issue and trading of its securities and in all matters relating to the Offering of the Shares contemplated herein;

(gg)       this Agreement and the issue and sale of the Shares pursuant to the Offering have been authorized by all necessary corporate action on the part of the Company and, upon execution thereof by the Company (and assuming due execution by and enforceability against the other parties thereto other than the Company), this Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

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(hh)       the Financial Statements present fairly, in all material respects, the financial position of Gold Standard as at the dates set out therein and the results of its operations and the changes in its financial position for the periods then ended, in accordance with International Financial Reporting Standards applicable to public enterprises in Canada applied on a consistent basis. The selected financial information included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package or to be included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the Financial Statements. All pro forma financial information included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package and to be included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, comply with the requirements of the Canadian Securities Laws and the U.S. Securities Laws, and the assumptions used in the preparation of such pro forma financial information are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such information. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package and to be included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package or to be included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus that are not included or will not be included as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and the Pricing Disclosure Package and to be included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus that would otherwise be required to be described therein;

(ii)          each “forward-looking statement” (within the meaning of section 27A of the 1933 Act or section 21E of the 1934 Act) included or incorporated by reference in the Registration Statement, the Canadian Preliminary Prospectus, U.S. Preliminary Prospectus and the Pricing Disclosure Package, and to be included or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, has been or will be made or reaffirmed with a reasonable basis and in good faith;

(jj)          there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and Davidson & Company LLP in connection with the preparation of the Company’s consolidated financial statements for any of the fiscal years ended December 31, 2011, 2012 or 2013;

(kk)        Gold Standard maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the 1934 Act and as contemplated by the certifications required under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”)) that complies in all material respects with the applicable requirements of the 1934 Act and NI 52-109 and that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Gold Standard’s internal control over financial reporting is effective and Gold Standard is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting. Since the date of the latest audited consolidated financial statements of the Company, there has been no change in Gold Standard’s internal control over financial reporting that has materially affected, or is reasonable likely to materially affect, Gold Standard’s internal control over financial reporting;

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(ll)          Gold Standard maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act and as contemplated by NI 52-109) that comply in all material respects with the applicable requirements of the 1934 Act and NI 52-109; such disclosure controls and procedures have been designed to ensure that material information relating to Gold Standard is made known to the Company’s management, including its principal executive officer and its principal financial officer, by others within those entities, and such disclosure controls and procedures are effective;

(mm)      save and except for the Tanqueray Transaction, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Gold Standard with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of Gold Standard or that would reasonably be expected to be material to an investor in making a decision to purchase the Shares;

(nn)       there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with applicable provisions of the United States Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including, without limitation, section 402 related to loans and sections 302 and 906 related to certifications;

(oo)       the Company is not and, after giving effect to the Offering, will not be an “investment company”, as defined in the United States Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such Act;

(pp)        Gold Standard does not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Statements which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Gold Standard;

(qq)       no dispute between Gold Standard and any local, native or indigenous group exists or, to Gold Standard’s knowledge, is threatened or imminent with respect to any of the Properties or exploration activities of Gold Standard that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(rr)         no labour disturbance by the employees of Gold Standard exists or, to Gold Standard’s knowledge, is imminent and Gold Standard is not aware of any existing or imminent labor disturbances by the employees of any of Gold Standard’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect;

(ss)        neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended);

(tt)         except in each case as disclosed in the Public Record, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Gold Standard and there has not been any Material Adverse Effect since December 31, 2013;

(uu)       Gold Standard has conducted and is conducting its business in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which its business is carried on and holds all material licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable its business to be carried on as now conducted or as proposed to be conducted within the following 12 months and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and Gold Standard has not received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect;

(vv)       the Company has taken or will take all commercially reasonable steps as may be necessary for it to comply with the requirements of the Securities Laws and other applicable Securities Laws. All consents, approvals,

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permits, authorizations or filings as may be required under Canadian Securities Laws and U.S. Securities Laws (including with respect to the filing of any prospectus) and the by-laws, rules and regulations of the Exchanges necessary to the execution and delivery of and the performance by the Company of its obligations under this Agreement have been made and obtained or will have been made and obtained by the Closing Time and each Settlement Time, to the extent applicable;

(ww)      within the 24 months immediately preceding the date of this Agreement, the Company has filed all documents that it is required to file under the continuous disclosure provisions of applicable Canadian Securities Laws and has furnished or filed all documents that it is required to furnish or file under the requirements of the 1934 Act, and the rules and regulations promulgated thereunder, including, but not limited to, annual and interim financial information and related management’s discussion and analysis, annual reports, press releases disclosing material changes, material change reports and technical reports;

(xx)         there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or under applicable state securities laws;

(yy)        Gold Standard has filed all federal, provincial, state, local and foreign tax returns which are required to be filed, or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable;

(zz)         there are no liens for taxes on the assets of Gold Standard except for taxes not yet due, there are no audits of any of the tax returns of Gold Standard which are known by Gold Standard’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government agency of any deficiency which would have a Material Adverse Effect;

(aaa)      Gold Standard does not have any loans or other material indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with it;

(bbb)     Computershare Trust Company of Canada at its principal office in Vancouver, B.C. has been duly appointed as the registrar and transfer agent of the Company in respect of its Common Shares;

(ccc)      the technical reports filed by the Company with Regulatory Authorities and furnished by the Company to the Commission have been prepared in accordance with NI 43-101, and the Company is in compliance, and, to the best of its knowledge, save and except as disclosed in the Company’s news release dated March 3, 2014, has been in compliance, with NI 43-101 in all material respects;

(ddd)     save and except as disclosed in the Company’s news release dated March 3, 2014, all scientific and technical information set forth in the Public Record, relating to any mining properties material to Gold Standard in which Gold Standard, directly or indirectly, holds an interest has been reviewed by Gold Standard and a “qualified person”, as defined in NI 43-101, and all such information has been prepared in accordance with NI 43-101, and all exploration results and, if applicable, mineral resource estimates (except for historical estimates) with respect to such mining properties set forth in the Public Record have been verified by a “qualified person” and the information upon which such results was based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of preparation thereof which have not been disclosed;

(eee)      excluding nuclear, terrorism and environmental insurance, Gold Standard maintains insurance in such amounts and covering such risks as Gold Standard reasonably considers adequate for the conduct of its business as currently conducted and the value of the Properties and as is customary for companies of similar size engaged in similar businesses in similar industries, all of which insurance is in full force and effect as of the date hereof and will be in full force and effect as the Closing Date and each Settlement Date, to the extent applicable, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse

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Effect. There are no material claims by Gold Standard under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Gold Standard reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of business and the value of the Properties at a cost that would not have a Material Adverse Effect;

(fff)        save and except for an orderly sale and voting agreement dated March 4, 2014 among, inter alia, the Company and Scorpio Gold Corporation, neither Gold Standard nor, to the knowledge of Gold Standard, any of its shareholders is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Company;

(ggg)     the minute books and corporate records of Gold Standard made available to Underwriters’ Counsel, or its local agent counsel in connection with due diligence investigations of Gold Standard for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of Gold Standard and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of Gold Standard since the completion of the Company’s reverse takeover of JKR Gold Resources Inc. on July 13, 2010 and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of Gold Standard since July 13, 2010 which were not reflected in such minute books and other corporate records;

(hhh)     other than Gold Standard Ventures (US) Inc. and JKR Gold Resources (USA) Inc., none of the Subsidiaries carries on any active business or operations or owns, or holds any rights to, any of the Properties or any interest in any real property;

(iii)         the Company is a “foreign issuer”, as such term is defined in Regulation S promulgated under the 1933 Act;

(jjj)         none of Gold Standard or, to Gold Standard’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any U.S. federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of Gold Standard are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Gold Standard with respect to the Money Laundering Laws is pending or, to the knowledge of Gold Standard, threatened. Neither Gold Standard nor, to the knowledge of Gold Standard, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(kkk)      each stock option granted under any stock option plan of Gold Standard (each, an “Option Plan”) was granted with a per share exercise price no less than the fair market value per Share on the grant date of such option, and no such grant involved any “back-dating”, “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable laws and with the applicable Option Plan; (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or a Subsidiary (as applicable); and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings with the TSXV, the NYSE MKT and in the Public Record;

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(lll)         upon issue, the Shares shall have the attributes corresponding in all material respects to the respective descriptions thereof set forth in the Prospectuses;

(mmm)   none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party, is in default or alleged to be in default in the performance of any term or obligation to be performed by it under any material contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute such a default which, in either case, in any way materially adversely affects or may reasonably be expected to materially adversely affect the business, operations, assets, liabilities, capital, prospects, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries; and

(nnn)     except as provided for in this Agreement, there is no person, firm or company acting or purporting to act for Gold Standard entitled to any brokerage or finder’s fees in connection with this Agreement or any of the transactions contemplated herein, and in the event that any person, firm or company acting or purporting to act for Gold Standard establishes a claim for any fee from the Underwriters (otherwise than as a result of any actions of the Underwriters), Gold Standard covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

SECTION 3. Purchase, Sale and Delivery of the Shares.

(a)          Appointment of Underwriters; Sales by Underwriters.   The Company hereby appoints the Underwriters as its sole and exclusive underwriters for the purpose of selling, in accordance with the terms and conditions hereof, the Shares.  The Underwriters hereby accept such appointments, and the Lead Underwriter agrees, on behalf of each Underwriter, that each Underwriter, severally and not jointly nor jointly and severally, will purchase from the Company on the Closing Date the amount of the Underwritten Shares set forth opposite each Underwriters’ name in Schedule C to this Agreement.  The appointment of the Underwriters hereunder shall terminate on the 30th day after the date of this Agreement, unless earlier terminated pursuant to Sections 5 or 6 hereof.  The Underwriters propose to sell the Shares to the public as underwriters for the Company upon the terms and conditions set forth in the Pricing Prospectus, the U.S. Prospectus and the Canadian Prospectus. In addition, the Underwriters shall comply with Canadian Securities Laws and Rule 15c2-4 under the 1934 Act. The Underwriters shall have the right to form a selling group (the “Selling Group”) consisting of other registered securities dealers upon the terms and conditions set out in a selling group agreement to be entered into between the Underwriters and the members of the Selling Group, such agreement to contain an acknowledgement by each Selling Group member similar in form to the covenants of the Underwriters set out herein. Only broker/dealers who are either (i) members in good standing with FINRA, that are duly registered with the Commission and maintain net capital pursuant to Rule 15c3-1 under the 1934 Act of not less than the minimum required under Rule 15c3-1 or (ii) brokers/dealers with their principal places of business located outside the United States and that are duly registered and in compliance with the laws of the relevant jurisdiction outside the United States and not registered as brokers or dealers under the 1934 Act, who have agreed not to make any sales within the United States or to persons who are nationals thereof or residents therein, shall be designated selected dealers by the Underwriters in the United States.  The Underwriters shall require all selected dealers to comply with Canadian Securities Laws and applicable U.S. Securities Laws including Rule 15c2-4 under the 1934 Act in the United States.

(b)          Agreement to Sell and Purchase. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, the Company agrees to issue and to sell the Shares to the Underwriters and the Underwriters agree to purchase, severally and not jointly, the Shares from the Company at a price of US $0.47 per Share.   All Shares to be offered and sold in the Offering shall be issued and sold through the Underwriters, and the Company will not sell or agree to sell any of the Shares otherwise than through the Underwriters.  In the event that an Underwriter sells any Shares in the United States, it will do so either (i) through its agent affiliate in the United States or (ii) directly as a broker-dealer, in each case duly registered under applicable U.S. Securities Laws. H.C. Wainwright & Co., LLC has made and will make offers and sales of Shares only in the United States. In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Lead Underwriter. In consideration for the Underwriters’ services in connection with the distribution of the Shares pursuant to this Agreement, the Company will pay to the Underwriters at Closing an aggregate cash fee equal to 6.0% of the gross proceeds from the sale of the Shares, including pursuant to any over-allotment option (the “Financing Fee”).

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(c)          Over-Allotment Option. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 2,550,000 Option Shares at a purchase price of US$0.47 per Share. Such option may be exercised in whole or in part (but in no event shall there be more than one Settlement Date unless otherwise agreed to by the parties) to cover over-allotments at any time on or before the 30th day after the date of the filing of the U.S. Prospectus Supplement and the Canadian Prospectus Supplement upon notice by the Lead Underwriter, on behalf of the Underwriters, to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option and the applicable Settlement Date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustment as the Underwriters in their absolute discretion shall make to eliminate any fractional Shares.

(d)          Payment of the Purchase Price. Delivery of and payment for the Underwritten Shares and any Option Shares (if the option provided for in Section 3(c) hereof shall have been exercised in whole or in part on or before the third Business Day prior to the Closing Date) shall be made at 5:30 a.m. (Vancouver time), on February 3, 2015, which date and time may be postponed by agreement between the Lead Underwriter, on behalf of the Underwriters, and the Company or as provided in Section 6 hereof (such date and time of delivery and payment for the Shares being hereinafter called the “Closing Date”).

Payment in respect of the purchase price for Shares sold by the Underwriters shall be denominated in U.S. dollars, and shall be made to the Company by wire transfers of immediately available funds to a bank account designated by the Company, against delivery to the Lead Underwriter for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Lead Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Shares.

If the option provided for in Section 3(c) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Underwriters, on the date specified by the Lead Underwriter, on behalf of the Underwriters (which shall be within three Business Days after exercise of such option), for the respective accounts of the Underwriters, against payment by each Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement of the Option Shares occurs after the Closing Date, the Company will deliver to the Underwriters on the applicable Settlement Date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such Settlement Date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 4 hereof (such date and time of delivery and payment for the Option Shares being hereinafter called the “Settlement Date”).

Delivery of the Shares shall be made as directed by the Lead Underwriter, on behalf of the Underwriters.

(e)          Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, on behalf of the Underwriters, and the Lead Underwriter, on behalf of each Underwriter, represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company and the Lead Underwriter, on behalf of the Underwriters, hereby acknowledge that any Issuer General Use Free Writing Prospectus (as set out in Schedule D-1) is a Permitted Free Writing Prospectus for the purposes of this Agreement.

SECTION 4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to perform their obligations herein are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered

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pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)          Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement. (i) The Canadian Prospectus Supplement will have been filed with each Canadian Authority and the U.S. Prospectus Supplement will have been filed with the Commission in accordance with the requirements of Section 1(a) of this Agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus shall have been issued under the 1933 Act or the 1933 Act Regulations or proceedings therefor initiated or threatened by the Commission; (iii) no order having the effect of ceasing or suspending the Distribution, or trading in the Common Shares or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by the Securities Commissions; and (iv) any request on the part of the Canadian Authorities or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)          No Claims. At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received confirmation from Gregory T. Chu, A Law Corporation, Canadian counsel to the Company, and Carter, Ledyard & Milburn LLP, United States Counsel to the Company that there are no claims to which its representation has been sought and that are outstanding in respect of the Company.

(c)          Opinion of Canadian Counsel for Company. At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received a favorable opinion, dated as of the Closing Date and each Settlement Date, as applicable, of Gregory T. Chu, A Law Corporation, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Schedule A hereto.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein, upon opinions of local counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(d)          Title Opinions. At the Closing Date, the Underwriters shall have received favorable title opinions dated as close as reasonably possible to (but, in any event, prior to) the Closing Date, to the extent applicable, regarding the Railroad-Pinion Project, each in form and substance satisfactory to the Lead Underwriter, on behalf of the Underwriters, and counsel for the Underwriters, acting reasonably.

(e)          Opinion of U.S. Counsel for Company. At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received a favorable opinion, dated as of the Closing Date and each Settlement Date, as applicable, of Carter, Ledyard & Milburn LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Schedule B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(f)          Officers’ Certificate. At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date and each Settlement Date, as applicable, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and each Settlement Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and each Settlement Time, (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the Distribution shall have been issued by the Securities Commissions.

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(g)          Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Davidson & Company LLP a letter dated the date of this Agreement and prepared as of a specified date not more than two Business Days prior to the date of this Agreement, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus and the Pricing Disclosure Package.

(h)          Bringdown Comfort Letter. At the Closing Time and at each Settlement Time, as applicable, the Underwriters shall have received from Davidson & Company LLP, a letter dated as of the Closing Date and each Settlement Date, as applicable, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section, except such letter shall be with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package and except that the specified date referred to shall be a date not more than two Business Days prior to the Closing Date or Settlement Date, as applicable.

(i)          Approval of Listing. At the Closing Time and at each Settlement Time, as applicable, (i) the Shares shall have been conditionally approved for listing on the TSXV, subject to the Company fulfilling the requirements of the TSXV, and (ii) the Shares shall have been approved for listing on the NYSE MKT, subject to official notice of issuance, if required.

(j)          Good Standing. The Underwriters shall have received on and as of the Closing Time and at each Settlement Time, as applicable, satisfactory evidence of the good standing of the Company and its Subsidiaries in its jurisdiction of organization and in any jurisdiction where it is duly qualified as an extra-provincial or foreign corporation to transact business in writing from the appropriate Governmental Authority of such jurisdiction, except in those jurisdictions where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(k)          Lock Up Agreements. At the time of execution of this Agreement, the Company shall have furnished to the Underwriters a letter substantially in the form of Schedule E to this Agreement from each officer and director of the Company.

(l)          Local Counsel Opinions. At the Closing Time and at each Settlement Time, as applicable, unless waived by the Lead Underwriter, on behalf of the Underwriters, the Underwriters shall have received a favorable opinion, dated as of the Closing Date and each Settlement Date, as applicable, of the various local counsels for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(m)          Additional Documents. At the Closing Time and at each Settlement Time, as applicable, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Lead Underwriter, on behalf of the Underwriters, and counsel for the Underwriters, acting reasonably.

SECTION 5. Termination of Agreement.

(a)          Termination.  The Lead Underwriter, on behalf of the Underwriters, may terminate this Agreement, by notice to the Company and each of the other Underwriters at any time at or prior to the Closing Time, if:

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(i)          an order is made to cease or suspend trading in any securities of the Company, or to prohibit or restrict the Distribution of the Shares, or if proceedings are announced, commenced or threatened for the making of any such orders, by the Securities Commissions, a stock exchange on which the securities of the Company are listed or by any other competent authority, and such order has not been rescinded, revoked or withdrawn, or such announced, commenced or threatened proceeding has not been terminated or withdrawn;

(ii)         any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Company, or any of its directors or senior officers is announced, commenced or threatened by any federal, provincial, state, municipal, other governmental agency or any Securities Commission or similar regulatory authority, a stock exchange on which the securities of the Company are listed or by any other competent authority, or there is any change of law or regulation, if, in the sole opinion of the Underwriters, acting reasonably, the announcement, commencement or threat thereof or change, as the case may be, operates or could operate to prevent, suspend, hinder, delay, restrict or otherwise materially adversely affects, or may materially adversely affect, the Company, the trading or distribution of the Shares, or the market price or value of the Shares;

(iii)        there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including, without limitation, any military conflict, civil insurrection, act of terrorism, war or like event, or a governmental action, law, regulation, inquiry or any occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect, or involve the financial markets or the business, operations, affairs or profitability of the Company or the market price or value or marketability of the Shares;

(iv)       there should occur any material change, change of a material fact, occurrence, event, fact or circumstance (whether actual, anticipated, proposed, contemplated or threatened) or any development that could reasonably result in a material change or change of a material fact, any of which, in the sole opinion of the Underwriters, acting reasonably, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the market price or value or the marketability of the Shares;

(v)         the Company shall be in breach of, default under or non-compliance with any covenant, term or condition of this Agreement in any material respect, or any representation or warranty given by the Company in this Agreement becomes or is false in any material respect;

(vi)        the Underwriters become aware, as a result of its due diligence review or otherwise, of any adverse material information, fact or change with respect to the Company (in the sole opinion of the Underwriters, acting reasonably) which had not been publicly disclosed or disclosed to the Underwriters prior to the date hereof or which occurred after the effective date hereof but prior to the Closing and which would have a Material Adverse Effect on the market price or value of the Shares; or

(vii)       the state of financial markets in Canada or elsewhere where it is planned to market the Shares is such that, in the opinion of the Underwriters, acting reasonably, the Shares cannot be marketed profitably.

(b)          Liabilities. If this Agreement is terminated pursuant to this Section 5, such termination shall be without liability of any party to any other party except as provided in Section 11 hereof, and provided further that Sections 6, 7, 8, 9, 10, 11, 12, 14 and 16 shall survive such termination and remain full force and effect.

SECTION 6. Default by an Underwriter. If an Underwriter shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall not be obligated to take up and pay for the Shares which the defaulting Underwriter agreed but failed to purchase; provided however, the

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remaining Underwriters shall have the right to purchase some or all, but shall not be under any obligation to purchase any, of the Shares, in their sole discretion and if such non-defaulting Underwriters do not purchase some of the Shares, this Agreement will terminate without liability to the non-defaulting Underwriters or the Company. In the event of a default by any Underwriter as set forth in this Section 6, the Closing Date and each Settlement Date shall be postponed for such period, not exceeding five Business Days, as the non-defaulting Underwriters shall determine in order that the required changes in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

SECTION 7. Indemnity.

(a)          Indemnity of the Underwriters. The Company covenants and agrees to indemnify and hold harmless each Underwriter, any of the Underwriters’ affiliates or their respective members, partners, directors, officers, employees, agents or representatives or any other person controlling an Underwriter or an Underwriter’s affiliates, if any (each of the foregoing, including each Underwriter, being an “Indemnified Person”) to the full extent lawful, from and against any losses, expenses (including without limitation reasonable legal fees and expenses), assessments, claims, damages, judgments, liabilities or proceedings, joint or several, or any action in respect thereof (hereinafter collectively referred to as “losses”), to which any Indemnified Person may become subject under any applicable federal, provincial or state law, or otherwise, as such losses are incurred by an Indemnified Person, and are:

(i)          caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Base Shelf Prospectus, the Final Base Shelf Prospectus, the U.S. Base Prospectus, the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Canadian Prospectus Supplement, the U.S. Prospectus Supplement, any Issuer Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or any Supplementary Materials used in connection with any sale of the Shares by the Underwriters (including any amendments or supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any untrue offering statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such materials),

(ii)         related to or otherwise arising out of the engagement of the Underwriters and such Indemnified Person’s performance of the services contemplated thereby, or

(iii)        related to the Company’s breach of any representation, warranty or covenant in this Agreement,

whether or not any pending or threatened action, claim or proceeding giving rise to such losses is initiated or brought by or against the Company or on the Company’s behalf and whether or not in connection with any action, proceeding or investigation in which the Company or such Indemnified Persons are a party or parties, except to the extent that any losses solely with respect to the foregoing clause (ii) are found in a final judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.

(b)          The Company will promptly reimburse each Indemnified Person for its costs of defense (including reasonable legal fees and other expenses and the cost of any investigation, defense and preparation) when and as they are incurred.  In addition, in the event that any Underwriter becomes involved in any capacity in any proceeding in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, the Company will reimburse such Underwriter for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Underwriter in connection therewith.

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(c)          The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of the Underwriters or such Indemnified Person’s performance of services in connection with the engagement of the Underwriters except to the extent that any losses are found in a final judgment that is no longer subject to appeal or other review by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.

(d)          Promptly after receipt by an Indemnified Person of written notice of the existence or commencement of any action, proceeding or investigation for which such Indemnified Person may seek reimbursement or indemnification, or the assertion in writing (and reasonable detail) of any claim for which an Indemnified Person may seek reimbursement or indemnification, such Indemnified Person shall notify the Company in writing thereof; provided, however, that the failure of such Indemnified Person to so notify the Company (i) shall in no event affect the reimbursement or indemnification rights and obligations hereunder with respect to any other Indemnified Person, (ii) shall not affect the reimbursement or indemnification rights or obligations hereunder with respect to such Indemnified Person except to the extent that the failure to so provide such notice shall actually and materially damage the Company, and (iii) shall not affect any liability which the Company may have to an Indemnified Person otherwise than under this Section 7.

(e)          The Company will not, without the Indemnified Persons’ prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought hereunder (whether or not any Indemnified Persons are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes a provision unconditionally and completely releasing each Indemnified Person from all liability arising out of such claim, action or proceeding, (ii) does not include any statement of fault or culpability with respect to any Indemnified Person, and (iii) does not involve any payment of money or other value by any Indemnified Person or any injunctive relief or factual findings or stipulations binding on any Indemnified Person.

(f)          The foregoing shall be in addition to any rights that the parties may have at common law or otherwise.

(g)          BOTH THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) AND THE LEAD UNDERWRITER, ON BEHALF OF THE UNDERWRITERS, HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE ENGAGEMENT OF THE UNDERWRITERS, OR THE UNDERWRITERS’ PERFORMANCE OF THE SERVICES REFERRED TO HEREIN.

(h)          This Section 7 shall remain in full force and effect indefinitely, notwithstanding the completion or termination of the Offering.  If any term, provision, covenant or restriction contained in this Section 7 is held by a court of competent jurisdiction or other applicable authority to be invalid, void, unenforceable or against relevant policy, the remainder of the terms, provisions, covenants and restrictions contained in this Section 7 shall remain in full force and effect and shall in no way be impaired, invalidated or affected.

SECTION 8.  Contribution.

(a)          If for any reason indemnification provided for in Section 7 of this Agreement is unavailable to or insufficient to hold harmless in whole or in part an Indemnified person, then the Company shall contribute to any losses for which such indemnification is unavailable or insufficient:

(i)          in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Indemnified Person on the other hand from the matters contemplated by the engagement of the Underwriters, or

(ii)          if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above

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but also the relative fault of the Company and the Indemnified Person with respect to such losses and any other relevant equitable considerations.  The parties agree that for the purposes hereof, the relative benefits received (or anticipated to be received) by the Underwriters and by the Company shall be deemed to be in the same proportion as (i) the total value received (or proposed to be received) by the Company, pursuant to the matters (whether or not consummated) for which the Underwriters have been engaged bears to (ii) the total underwriting discounts and commissions received by Underwriters (excluding payments or reimbursement of expenses) in connection with the engagement of the Underwriters less any amounts paid or payable or other liabilities incurred by the Indemnified Person in connection with the engagements of the Underwriters; provided, however, that, to the extent permitted by applicable law, in no event shall any Underwriter or any Indemnified person be required to contribute an aggregate amount in excess of the aggregate discounts and commissions received by the Underwriter under this Agreement less any amounts paid or payable or other liabilities incurred by the Indemnified Person in connection with the engagement of the Underwriters.  The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.

(b)          The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)          The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Person and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(d)          No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) or a misrepresentation, as defined in Canadian Securities Laws, that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The Underwriters’ respective obligations to contribute are several in proportion to the principal amount of Shares so sold by the Underwriter under the Offering and not joint. The rights of contribution provided herein shall be in addition to and not in derogation of any right to contribute which the Underwriters may have by statute or otherwise.

(f)          This Section 8 shall remain in full force and effect indefinitely, notwithstanding the completion or termination of the Offering.  If any term, provision, covenant or restriction contained in this Section 8 is held by a court of competent jurisdiction or other application authority to be invalid, void, unenforceable or against relevant policy, the remainder of the terms, provisions, covenants and restrictions contained in this Section 8 shall remain in full force and effect and shall in no way be impaired, invalidated or affected.

SECTION 9. Severability.  If any provision of Sections 6, 7 or 8 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

SECTION 10. Expenses of the Offering. Whether or not the transactions herein contemplated shall be completed, except as hereinafter specifically provided, all expenses of or incidental to the authorization, allotment and issue of the Shares and all expenses of or incidental to all other matters in connection with such transactions including, without limitation, listing fees, expenses payable in connection with the qualification of the Shares for sale to the public, the reasonable fees and expenses of counsel for the Company, all reasonable fees and expenses of local counsel, all reasonable fees and expenses of the Company’s auditors, all reasonable costs relating to information meetings (including roadshow expenses), all filing and listing fees and all costs incurred in connection

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with the preparation, printing and filing of, and any costs associated with electronic delivery by the Underwriters to investors of, the Registration Statement, Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus, U.S. Prospectus, Supplementary Material and any Permitted Free Writing Prospectus, fees and expenses of the transfer agent and registrar for the Shares shall be borne by and be for the account of the Company, provided that the Company shall only be responsible for up to US$125,000 of the legal fees of Underwriters’ Counsel (exclusive of disbursements and applicable taxes). The Lead Underwriter shall be entitled to not less than 65% of the aggregate fees payable to all agents or underwriters in connection with the Offering. The aggregate amount of expenses reimbursed to the Underwriters in connection with the Offering (other than reimbursement for fees and disbursements of Underwriters’ Counsel), including, without limitation, payments for any taxes, disbursements and roadshow expenses, shall not exceed US$25,000. The foregoing caps to the fees and expenses are subject to adjustment in the event that the Underwriters elect to acquire the Option Shares; provided that any such adjustment shall be agreeable to the Company (acting reasonably) and comply with applicable FINRA rules and requirements.

SECTION 11. Remedies. The rights of termination contained in Section 5 and 6 are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement.

SECTION 12. Survival and Tail.

(a)          All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Shares and continue in full force and effect for the benefit of the Underwriters for a period of three years following the Closing Date (other than the obligations of the Company set forth in Sections 7 or 8 hereof, which will continue indefinitely) and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the purchase and sale of the Shares or the preparation of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or otherwise. This Agreement shall constitute the entire agreement with respect to the purchase of the Shares among the parties. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(b)          In the event of termination of this Agreement, the Underwriters shall be entitled to receive (a) all fees described in this Agreement that have accrued prior to such termination and (b) reimbursement for expenses incurred prior to termination. In addition, if prior to the date falling on the one month anniversary of the date of termination of this Agreement, the Company (a) consummates one or more transactions or (b)(i) accepts written commitments in respect of one or more transactions (the execution by a potential financing source and the Company of a commitment letter or securities purchase agreement being deemed to be the acceptance of such a commitment) and (ii) at any time thereafter (including following such date) any such transaction is consummated, the Company shall pay the Lead Underwriter the Financing Fee in respect of such transaction or similar transaction, subject to compliance with the applicable FINRA rules, including, but not limited to, any applicable rights, restrictions and limitations contained therein. This Financing Fee shall be payable on the closing of the relevant transaction and under the terms set forth herein and shall be calculated as if such transaction occurred during the term of this Agreement.

SECTION 13. Time is of the Essence. Time shall be of the essence of the Agreement.

SECTION 14. Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

SECTION 15. Use of Headings. The headings and subheadings of Sections and paragraphs of this Agreement appear for reference only and shall not be read or interpreted as forming part of the relevant Section or paragraph.

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SECTION 16. Notices.

(a)          Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a “Communication”) that is or may be given or made hereunder shall be in writing addressed as follows:

If to the Company, at:

Gold Standard Ventures Corp.

Suite 610

815 West Hastings Street

Vancouver, British Columbia V6C 1B4

Attention:	Jonathan Awde

President and Chief Executive Officer

Fax No.:	(604) 687 – 3567

If to the Lead Underwriter or any or all of the Underwriters, addressed and sent to:

Macquarie Capital Market Canada Ltd.

550 Burrard Street

Bentall 5, Suite 2400

Vancouver, British Columbia V6C 2B5

Attention:	Scott Speed, Senior Vice President
Fax No.:	(604) 605-1634

or to such other address as any of the parties may designate by notice given to the others in accordance with this subparagraph.

(b)          Each Communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a Communication which is personally delivered shall, if delivered before 5:00 p.m. (Vancouver time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Communication which is sent by telex, telegraph or facsimile transmission shall, if sent on a Business Day and the machine on which it is sent receives the answer back code of the party to whom it is sent before 5:00 p.m., be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

(c)          The Lead Underwriter, on behalf of each Underwriter, hereby agrees and acknowledges that the Company shall be entitled to and shall act on any Communication given or agreement entered into by or on behalf of the Underwriters by the Lead Underwriter and that the Lead Underwriter has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement of any claim, action, suit or proceeding referred to in Section 7, which consent shall be given by the Indemnified Person.

(d)          Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Lead Underwriter, on behalf of the Underwriters, or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 17. No Fiduciary Relationship. The Company acknowledges and agrees that (a) the sale of the Shares contemplated by this Agreement, including the determination of the public offering price of the Shares and any related fees, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction, each Underwriter is not the fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter

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has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and any other person who may be an Indemnified Person, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors, and any other person who may be an Indemnified Person, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when delivered, either in original, facsimile or electronic form, shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

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If the foregoing is in accordance with our understanding will you please confirm your acceptance by signing the enclosed copy in the place indicated and by returning the same to us.

Yours very truly,

MACQUARIE CAPITAL MARKETS CANADA LTD.

By:	/s/ David Cobbold
Name: David Cobbold
Title: Managing Director

By:	/s/ Scott Speed
Name: Scott Speed
Title: Senior Vice President

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark Viklund
Name: Mark Viklund
Title: Chief Executive Officer

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The foregoing is in accordance with our understanding and is accepted and agreed to by as of the date first noted above.

GOLD STANDARD VENTURES CORP.

By:	/s/ Jonathan T. Awde
Name: Jonathan T. Awde
Title: Chief Executive Officer

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 Schedule A

Form of Opinion of Canadian Counsel

Schedule B

Form of Opinion of U.S. Counsel

Schedule C

Underwriters

Underwriters	Number of Underwritten Shares to be Purchased

Macquarie Capital Markets Canada Ltd.	14,067,500
H.C. Wainwright & Co., LLC	2,932,500

Schedule D-1

Issuer General Use Free Writing Prospectuses

Schedule D-2

Pricing Information

Number of Shares: 17,000,000

Public Offering Price per Share: US$0.47

Date of Delivery of Shares: February 3, 2015

Schedule E

Form of Lock-Up Agreement

Lock-Up Agreement

[●], 2015

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) entered into by Gold Standard Ventures Corp., a British Columbia corporation (the “Company”), and you with respect to the offering (the “Offering”) of common shares of the Company (the “Shares”) at a price of US$0.47 per Share. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 120 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Macquarie Capital Market Canada Ltd. (such consent not to be unreasonably withheld) (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the U.S. Securities and Exchange Commission or any Canadian Authority (the “Commissions”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commissions promulgated thereunder with respect to, any common shares of the Company (the “Common Shares”), or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares disposed of as bona fide gifts, (b) entry into written trading plans for the sale or other disposition by the undersigned of Common Shares for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (c) transfers by the undersigned of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares as a result of testate, intestate succession or bona fide estate planning, (d) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (e) distributions by the undersigned of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited partners or stockholders of the undersigned and (f) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company’s Stock Option Plan or Long-Term Equity Incentive Plan; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (c), (d), (e) or (f), each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of any registration statement or prospectus to be filed with the Commission by the Company. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Macquarie Capital Markets Canada Ltd. (such consent not to be unreasonably withheld), make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

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